EXHIBIT 31.2

SECTION 302 CERTIFICATION

I, William H. Gray, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Wytec International, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: July 14, 2025

By: /s/ William H. Gray

William H, Gray, interim Chief Financial Officer

(Principal Accounting Officer)